Exhibit 10.24

Amendment No. 1 to Amended and Restated License Agreement (“Amendment No. 1”)

Amendment No. 1 Date:	March 16, 2023
Name of Original Agreement:	Amended and Restated License Agreement, as by that certain Letter Agreement, dated October 14, 2022, between the Parties (the “Agreement”)
Execution Date of the Agreement:	October 6, 2022 (“A&R Effective Date”)
Parties:	Pfizer Inc. (“Pfizer”) and Pyxis Oncology Inc. (“Pyxis”)

WHEREAS, the parties hereto desire to amend and restate certain terms of the Agreement relating to equity issuance terms pursuant to Section 5.1.2(b) of the Agreement.

NOW, THEREFORE, in order to accommodate the desired amendment, the parties hereby agree as follows:

1.
Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2.
Amendment and Restatement of Section 5.1.2(b) of the Agreement. Section 5.1.2 (b) of the Agreement is hereby deleted, and amended and restated in its entirety as set forth below:

“(b) such number of shares of Pyxis’s Common Stock as is the equivalent to five million dollars (US$5,000,000) at a per share price equal to the closing price on the Business Day when Pyxis’s closing share price of Common Stock is at or above $2.46 per share on the Nasdaq Global Select Market on any day from the date of this Amendment No. 1 to a date that is within one hundred eighty (180) days following the A&R Effective Date.

If within one hundred eighty (180) days following the A&R Effective Date, Pyxis’s share price for its Common Stock has not closed at or above $2.46 per share, then Pyxis will issue to Pfizer such number of shares of Pyxis’s Common Stock as is equivalent to five million dollars (US$5,000,000) at a per share price equal to the closing price of Pyxis’s Common Stock on the one hundred eightieth (180th) day after the A&R Effective Date. Notwithstanding anything to the contrary herein, the number of shares of Common Stock to be issued by Pyxis to Pfizer pursuant to this Section 5.1.2(b) shall be adjusted to keep Pfizer’s ownership interest in Pyxis not to exceed nineteen and a half percent (19.5%) with any difference in value between the value of shares and $5,000,000 being payable in cash to Pfizer in order to comply with NASDAQ Listing Rule Section 5635, including, without limitation, in order not to require approval by shareholders. For example, if the value of the stock that Pyxis can issue is worth three-million five hundred thousand ($3,500,000), Pyxis shall pay Pfizer one-million five hundred ($1,500,000) in cash on the Issuance Date.”

3.
Termination of Letter Agreement. The Letter Agreement dated October 14, 2022, by and between the Parties is hereby terminated and shall be of no further force and effect as of the time of execution of this Amendment.

4.
Ratification of the Agreement. Except as expressly set forth in Article 2 above, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, the terms of this Amendment No. 1 shall control.

5.
Miscellaneous. This Amendment No. 1, together with the Agreement, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary agreements between the Parties relating to the subject matter of this Amendment No. 1 and the Agreement.

6.
Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement. Transmission by e-mail or other form of electronic transmission of an executed counterpart of this Amendment No. 1 shall be deemed to constitute due and sufficient delivery of such counterpart.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and Pyxis have executed this Amendment No. 1 as of the date first above written.

Pyxis Oncology, Inc.		Pfizer Inc.
By:	/s/ Pam Connealy	By:	/s/ Uwe Schoenbeck
Print Name:	Pam Connealy	Print Name:	Uwe Schoenbeck
Title:	CFO	Title:	CSO, SVP Ext Science & Innovation
Date:	March 16, 2023	Date:	March 16, 2023